EXHIBIT 99.1

MoneyGram International Reports Second Quarter 2014 Financial Results

  Self-service money transfer transaction growth accelerates to 60%
  Renewed two top agent contracts: CVS pharmacy and Canada Post
  Recognized $22.4 million gain from securities settlements

DALLAS, TX August 1, 2014 (GLOBE NEWSWIRE) -- MoneyGram (NASDAQ:MGI), a leading money transfer company, today reported financial results for its second quarter ending June 30, 2014.

Money Transfer Highlights

  Money transfer revenue increased to $328.3 million, representing growth of 3 percent over the prior year on a reported basis and 1 percent in constant currency.
  Money transfer transactions increased 4 percent over the prior year, led by:
    15 percent growth in U.S. outbound sends, including 21 percent growth in U.S. to Mexico
    10 percent growth in sends originated outside of the U.S.
    15 percent decline in U.S.-to-U.S. sends
  Global agent locations increased to 345,000, an addition of 6,000 locations from the end of the first quarter, and a 6 percent increase over the prior year.
  In mid-April, Walmart introduced a competing U.S.-to-U.S. white-label product which negatively impacted MoneyGram transaction volume and revenue. For the quarter, the Company reported a 31 percent decline in U.S.-to-U.S. transactions originated at Walmart and a 33 percent decline in revenue versus the prior year. U.S. outbound transactions originated at Walmart remained strong. As a result, revenue from Walmart including bill pay and money orders represented 23 percent of total company revenue for the quarter.
  Excluding U.S.-to-U.S. transactions originated at Walmart:
    Money transfer revenue increased 10 percent on a reported basis and 9 percent on a constant currency basis
    Money transfer transactions increased 13 percent
    U.S.-to-U.S. sends increased 17 percent
  The Company's money transfer and bill pay agreement with Canada Post was extended until 2020. The Post operates the largest retail network in Canada with over 6,000 locations offering MoneyGram services.
  A multi-year agreement began with Grupo Monge, a top Central America retailer in 6 countries providing consumers convenient access to money transfers 7 days a week.
  Services opened with Oman International Exchange, a leading currency exchange business. Oman has one of the highest immigrant population percentages in the world at 28 percent.
  A multi-year renewal agreement with CVS pharmacy was signed to continue money transfer services at their 7,500 locations.

Self-Service Highlights

  Self-service money transfer transactions grew 60 percent and represented 10 percent of money transfer transactions, while revenue from self-service grew 42 percent over the prior year and represented 8 percent of money transfer revenue.
  MoneyGram Online money transfer and bill payment transaction volume increased 41 percent and revenue was up 31 percent over the prior year.
  Account deposit services were launched to send funds into accounts at all banks in Mexico and top banks in Honduras, El Salvador and Guatemala.
  An online virtual agency with Topengo, an online French phone top-up provider, was initiated offering MoneyGram money transfers to over 100,000 of their unique monthly visitors.
  A contract was extended with 7-Eleven in Australia to provide money transfer services through self-service kiosks 24 hours a day, 7 days a week at more than 500 stores. MoneyGram is the only funds transfer provider in Australia to offer money transfer services through a kiosk.

Financial Highlights

  Total revenue was $372.4 million, an increase over the prior year of 2 percent on a reported basis and 1 percent in constant currency. Total year-to-date revenue grew 5 percent on a constant currency basis.
  The Company reported EBITDA of $69.8 million, and pre-tax income of $32.1 million which reflects a $22.4 million gain from securities settlements. Results also were impacted by:
    $7.4 million of expenses related to the compliance enhancement program
    $6.7 million of expenses related to reorganization and restructuring costs
    $5.3 million of stock-based and contingent performance compensation expense
    $1.0 million of expenses related to the Walmart Participation Agreement and capital transaction costs
    $0.2 million of legal expenses related to certain matters
    $0.1 million of expenses related to direct monitor costs.
  Adjusted EBITDA for the second quarter was $68.1 million, down 3 percent on a reported basis and 6 percent on a constant currency basis. Year-to-date Adjusted EBITDA growth was flat on a constant currency basis.
  In the quarter, Adjusted EBITDA margin was 18.3 percent, down from 19.3 percent in the prior year as a result of a decrease in U.S.-to-U.S. revenue and an increase in agent-related and marketing expenses.
  Diluted earnings per common share was $0.40, up 48 percent year over year. Adjusted diluted earnings per share was $0.28 down from $0.32 in the prior year.
  Adjusted free cash flow for the quarter was $30.2 million which does not include the additional positive cash flow generated from the $22.4 million securities settlements.
  In July, the Company's Board of Directors reaffirmed its outstanding share repurchase authorization of 5.2 million shares, and repurchases may be made periodically with excess cash.

"MoneyGram faced significant headwinds in the quarter particularly in our U.S.-to-U.S. business. While our growth is not at our historically high levels, we did continue to see particularly strong performance in our U.S. outbound business, self-service channels and emerging markets. We also continued to strengthen our core money transfer business through key agent signings. With the renewal of CVS and Canada Post, we have now secured seven of our top ten send agents until the second quarter of 2017, with several through 2020," said Pamela H. Patsley, MoneyGram's chairman and CEO. "We were also pleased to resolve additional legacy matters in the quarter, recognizing a significant cash gain. These settlements, along with our consistent cash flow, will be strategically reinvested in the business, including through a newly-reaffirmed share repurchase authorization. We are committed to building long-term shareholder value."

Balance Sheet and Adjusted Free Cash Flow Highlights

MoneyGram ended the quarter with assets in excess of payment service obligations of $349.1 million and outstanding debt principal of $969.1 million. Interest expense was $11.4 million in the quarter, up $1.5 million from the prior year. Both outstanding debt principal and interest expense increased in connection with the 8.2 million share repurchase in the second quarter. Adjusted free cash flow was $30.2 million for the quarter, down from last year as a result of investments in the global transformation program and increased signing bonuses. Cash used for capital expenditures was $22.4 million, primarily related to the global transformation program. Signing bonus payments were $4.6 million, cash interest expenses were $10.6 million and cash taxes were $0.3 million in the quarter.

Global Transformation Program Highlights

In the second quarter, the Company incurred total outlays of $11.8 million as part of our compliance enhancement program, comprised of $7.4 million in operating expense and capital expenditures of $4.4 million. Total cash outlay projections for the compliance enhancement program remain unchanged at $80 to $90 million over the next three years.

The Company announced the opening of a new location in Warsaw, Poland as part of the global transformation program. The MoneyGram Global Business Center, opening in fall 2014, will create a cross-functional center of excellence and a hub for MoneyGram's operations.

As previously announced the Company anticipates incurring $30 to $40 million in cash outlays over the next two years for reorganization and restructuring costs. These activities are estimated to generate annualized pre-tax cost savings of approximately $15 to $20 million on a run-rate basis exiting 2015. In the second quarter, total expenses were $6.7 million mostly related to severance accruals.

"MoneyGram's global transformation program will reposition the Company to be even more nimble, innovative and cost effective. In 2017, our goal continues to be $2 billion in annual revenue with 15 to 20 percent of money transfer revenue generated from self-service products. We have already delivered clear results: strategic investments in self-service led to 60 percent transaction growth coupled with strong revenue growth. Additionally, we announced the opening of a new global business center this fall in Poland to enhance our global talent base and improve our cost structure," said Patsley. "MoneyGram is well-positioned in a dynamic, growing industry. The strength of our brand, product breadth, global settlement platform and leading position in cross-border remittances remain our value-creating engine. Our resilient business is led by a talented team committed to ensuring that MoneyGram remains a leader in the global financial services industry."

Outlook

The Company continues to estimate full-year constant currency revenue growth to be in the range of 1 to 3 percent and estimates full-year constant currency Adjusted EBITDA growth to be in the range of 0 to 2 percent.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), adjusted EBITDA (EBITDA adjusted for significant items), adjusted EBITDA margin and adjusted free cash flow (adjusted EBITDA less cash interest expense, cash tax expense, cash payments for capital expenditures and agent signing bonuses), constant currency measures, adjusted diluted earnings per share and adjusted net income. In addition, we also present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided as we are not able to predict results inclusive of currency changes.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted free cash flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Operations
Table Two – Segment Results
Table Three – Segment Reconciliations
Table Four – EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five – Consolidated Balance Sheets
Table Six – Assets in Excess of Payment Service Obligations
Table Seven – Constant Currency Measures
Table Eight – Adjusted Net Income and Adjusted Diluted EPS

Conference Call

MoneyGram International will host a conference call today at 9 a.m. ET, 8 a.m. CT, to discuss its second quarter results. Pamela H. Patsley, chairman and chief executive officer, will host the call.

Participant Dial-In Numbers:
U.S.:	1-800-930-1344
International:	1-913-981-5571
Passcode:	3057820
Replay:	1-877-870-5176 or +1-858-384-5517
Replay is available through August 8, 2014

About MoneyGram International, Inc.

MoneyGram, a leading money transfer company, provides essential financial services to consumers who are not fully served by traditional financial institutions. MoneyGram offers money transfer services worldwide through a global network of 345,000 agent locations - including retailers, international post offices and financial institutions - in more than 200 countries and territories. MoneyGram also offers bill payment services, issues money orders and processes official checks.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as "believes," "estimates," "expects," "projects," "plans," "will," "should," "could," "would," "goals," "anticipates" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the recent introduction by Walmart of a competing "white label" branded money transfer product or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; our significant exposure to loss in the event of a major bank failure or a loss of liquidity in the bank deposit market; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the financial health of certain European countries; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the U.S. and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; whether we will be able to implement the global reorganization and restructuring initiative as planned; whether the expected amount of costs associated with such initiative will exceed our forecasts; whether we will be able to realize the full amount of estimated savings from such initiative; and the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarter ended March 31, 2014.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		2014 vs	Six Months Ended June 30,		2014 vs
(Amounts in millions, except per share data)	2014	2013	2013	2014	2013	2013

REVENUE
Fee and other revenue	$368.8	$361.6	$7.2	$736.5	$699.3	$37.2
Investment revenue	3.6	3.5	0.1	10.8	6.3	4.5
Total revenue	372.4	365.1	7.3	747.3	705.6	41.7
OPERATING EXPENSES
Fee and other commissions expense	171.6	169.6	2.0	342.5	323.9	18.6
Investment commissions expense	0.1	0.1	—	0.2	0.2	—
Total commissions expense	171.7	169.7	2.0	342.7	324.1	18.6
Compensation and benefits	75.0	66.4	8.6	144.7	131.9	12.8
Transaction and operations support	77.3	62.4	14.9	148.6	113.9	34.7
Occupancy, equipment and supplies	13.7	11.9	1.8	26.5	24.9	1.6
Depreciation and amortization	13.6	12.2	1.4	26.7	24.0	2.7
Total operating expenses	351.3	322.6	28.7	689.2	618.8	70.4
OPERATING INCOME	21.1	42.5	(21.4)	58.1	86.8	(28.7)
Other (income) expense
Securities settlements	(22.4)	—	(22.4)	(22.4)	—	(22.4)
Interest expense	11.4	9.9	1.5	21.1	27.3	(6.2)
Debt extinguishment costs	—	—	—	—	45.3	(45.3)
Total other (income) expense	(11.0)	9.9	(20.9)	(1.3)	72.6	(73.9)
Income before income taxes	32.1	32.6	(0.5)	59.4	14.2	45.2
Income tax expense (benefit)	6.5	13.5	(7.0)	(5.2)	7.7	(12.9)
NET INCOME	$25.6	$19.1	$6.5	$64.6	$6.5	$58.1

Earnings per common share:
Basic	$0.40	$0.27	$0.13	$0.96	$0.09	$0.87
Diluted	$0.40	$0.27	$0.13	$0.95	$0.09	$0.86

Weighted-average outstanding common shares and equivalents used in computing earnings per share:
Basic (1)	63.6	71.6	(8.0)	67.6	71.6	(4.0)
Diluted (1)	63.8	71.8	(8.0)	67.8	71.8	(4.0)

(1) Includes common stock equivalents of 9.0 million and 11.3 million for the three and six months ended June 30, 2014, respectively. The following weighted-average potential common shares are excluded from diluted earnings per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	4.3	3.7		4.3	4.2
Shares related to restricted stock and restricted stock units	1.8	1.0		1.5	1.0

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer

	Three Months Ended June 30,		2014 vs	Six Months Ended June 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Money transfer revenue:
Fee and other revenue	$328.2	$319.7	$8.5	$654.3	$614.0	$40.3
Investment revenue	0.1	—	0.1	0.1	0.1	—
Bill payment revenue:
Fee and other revenue	24.5	24.8	(0.3)	50.1	50.8	(0.7)
Investment revenue	—	—	—	—	—	—
Total revenue	$352.8	$344.5	$8.3	$704.5	$664.9	$39.6

Total commissions expense	$171.5	$169.5	$2.0	$342.2	$323.4	$18.8

Operating income	$19.5	$40.5	$(21.0)	$51.0	$81.9	$(30.9)

Operating margin	5.5%	11.8%		7.2%	12.3%

Financial Paper Products

	Three Months Ended June 30,		2014 vs	Six Months Ended June 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Money order revenue:
Fee and other revenue	$12.3	$12.9	$(0.6)	$24.6	$26.1	$(1.5)
Investment revenue	1.0	0.7	0.3	3.1	1.2	1.9
Official check revenue:
Fee and other revenue	3.8	4.3	(0.5)	7.5	8.4	(0.9)
Investment revenue	2.5	2.4	0.1	7.6	4.5	3.1
Total revenue	$19.6	$20.3	$(0.7)	$42.8	$40.2	$2.6

Total commissions expense	$0.2	$0.2	$—	$0.5	$0.7	$(0.2)

Operating income	$6.1	$7.6	$(1.5)	$15.9	$14.5	$1.4

Operating margin	31.1%	37.4%		37.1%	36.1%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer

	Three Months Ended June 30,		2014 vs	Six Months Ended June 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Revenue (as reported)	$352.8	$344.5	$8.3	$704.5	$664.9	$39.6

Adjusted operating income	$36.6	$42.9	$(6.3)	$81.0	$89.5	$(8.5)

Reorganization and restructuring costs	(5.7)	—	(5.7)	(8.4)	(3.0)	(5.4)
Compliance enhancement program	(7.1)	—	(7.1)	(13.7)	—	(13.7)
Direct monitor costs	(0.1)	—	(0.1)	(0.9)	—	(0.9)
Stock-based compensation expense	(4.2)	(2.4)	(1.8)	(7.0)	(4.6)	(2.4)
Total adjustments	(17.1)	(2.4)	(14.7)	(30.0)	(7.6)	(22.4)

Operating income (as reported)	$19.5	$40.5	$(21.0)	$51.0	$81.9	$(30.9)

Adjusted operating margin	10.4%	12.5%		11.5%	13.5%
Total adjustments	(4.8)%	(0.7)%		(4.3)%	(1.1)%
Operating margin (as reported)	5.5%	11.8%		7.2%	12.3%

Financial Paper Products

	Three Months Ended June 30,		2014 vs	Six Months Ended June 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Revenue (as reported)	$19.6	$20.3	$(0.7)	$42.8	$40.2	$2.6

Adjusted operating income	$7.6	$7.9	$(0.3)	$18.4	$15.4	$3.0

Reorganization and restructuring costs	(0.7)	—	(0.7)	(1.0)	(0.3)	(0.7)
Compliance enhancement program	(0.3)	—	(0.3)	(0.7)	—	(0.7)
Stock-based compensation expense	(0.5)	(0.3)	(0.2)	(0.8)	(0.6)	(0.2)
Total adjustments	(1.5)	(0.3)	(1.2)	(2.5)	(0.9)	(1.6)

Operating income (as reported)	$6.1	$7.6	$(1.5)	$15.9	$14.5	$1.4

Adjusted operating margin	38.8%	38.9%		43.0%	38.3%
Total adjustments	(7.7)%	(1.5)%		(5.8)%	(2.2)%
Operating margin (as reported)	31.1%	37.4%		37.1%	36.1%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

	Three Months Ended June 30,		2014 vs	Six Months Ended June 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Income before income taxes	$32.1	$32.6	$(0.5)	$59.4	$14.2	$45.2
Interest expense	11.4	9.9	1.5	21.1	27.3	(6.2)
Depreciation and amortization	13.6	12.2	1.4	26.7	24.0	2.7
Amortization of agent signing bonuses	12.7	10.0	2.7	24.5	18.8	5.7
EBITDA	69.8	64.7	5.1	131.7	84.3	47.4

Significant items impacting EBITDA:
Securities settlements	(22.4)	—	(22.4)	(22.4)	—	(22.4)
Severance and related costs	—	1.5	(1.5)	—	1.5	(1.5)
Compliance enhancement program	7.4	—	7.4	14.5	—	14.5
Stock-based and contingent performance compensation (1)	5.3	3.3	2.0	8.8	6.4	2.4
Reorganization and restructuring costs (2)	6.7	—	6.7	9.8	3.2	6.6
Capital transaction costs (3)	1.0	—	1.0	2.1	—	2.1
Direct monitor costs (4)	0.1	—	0.1	0.9	—	0.9
Legal expenses (5)	0.2	0.8	(0.6)	0.6	1.9	(1.3)
Debt extinguishment (6)	—	—	—	—	45.3	(45.3)
Adjusted EBITDA	$68.1	$70.3	$(2.2)	$146.0	$142.6	$3.4

Adjusted EBITDA margin (7)	18.3%	19.3%	(1.0)%	19.5%	20.2%	(0.7)%

Foreign currency impact	(2.1)			(3.3)
Adjusted EBITDA, constant currency adjusted	$66.0			$142.7
Adjusted EBITDA growth, as reported	(3)%			2%
Adjusted EBITDA growth, constant currency adjusted	(6)%			—%

Adjusted EBITDA	$68.1	$70.3	$(2.2)	$146.0	$142.6	$3.4

Cash interest expense	(10.6)	(9.4)	(1.2)	(19.7)	(25.0)	5.3
Cash tax expense	(0.3)	(0.1)	(0.2)	(0.4)	(0.2)	(0.2)
Cash payments for capital expenditures	(22.4)	(11.2)	(11.2)	(39.5)	(26.4)	(13.1)
Cash payments for agent signing bonuses	(4.6)	(1.6)	(3.0)	(9.5)	(10.2)	0.7

Adjusted Free Cash Flow	$30.2	$48.0	$(17.8)	$76.9	$80.8	$(3.9)

(1) Stock-based compensation and one-time contingent performance award payable after three years based on achievement of certain performance targets.
(2) Reorganization and restructuring costs in 2014 relate to the 2014 Global Transformation Program whereas costs in 2013 relate to the 2010 Global Transformation Initiative.
(3) Professional and legal fees incurred related to the April 2, 2014 debt and equity transactions, subsequent shelf registration and capital contributions from investors' payment to Walmart for the Participation Agreement.
(4) Direct compliance monitor expenses were not an adjusted item in 2013 but are adjusted in 2014 going forward.
(5) Legal expenses are primarily in connection with the settlement related to the U.S. Attorney's Office for the Middle District of Pennsylvania investigation and the IRS tax litigation.
(6) Debt extinguishment costs upon the termination of the Note Repurchase in connection with the 2013 Credit Agreement.
(7) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$—	$—
Cash and cash equivalents (substantially restricted)	2,046.5	2,228.5
Receivables, net (substantially restricted)	941.8	767.7
Interest-bearing investments (substantially restricted)	994.8	1,011.6
Available-for-sale investments (substantially restricted)	40.2	48.1
Property and equipment, net	140.0	134.8
Goodwill	434.9	435.2
Other assets	186.3	161.0
Total assets	$4,784.5	$4,786.9

LIABILITIES
Payment service obligations	$3,674.2	$3,737.1
Debt	968.3	842.9
Pension and other postretirement benefits	94.3	98.4
Accounts payable and other liabilities	189.7	185.5
Total liabilities	4,926.5	4,863.9

STOCKHOLDERS' DEFICIT
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 71,282 and 109,239 issued at June 30, 2014 and December 31, 2013, respectively	183.9	281.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 and 62,263,963 shares issued at June 30, 2014 and December 31, 2013, respectively	0.6	0.6
Additional paid-in capital	985.0	1,011.8
Retained loss	(1,152.1)	(1,214.4)
Accumulated other comprehensive loss	(37.8)	(33.0)
Treasury stock: 4,219,994 and 4,300,782 shares at June 30, 2014 and December 31, 2013, respectively	(121.6)	(123.9)
Total stockholders' deficit	(142.0)	(77.0)
Total liabilities and stockholders' deficit	$4,784.5	$4,786.9

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

(Amounts in millions)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Cash and cash equivalents (1)	$2,046.5	$2,153.9	$2,228.5	$2,222.4
Receivables, net (1)	941.8	890.0	767.7	959.7
Interest-bearing investments (1)	994.8	935.8	1,011.6	941.8
Available-for-sale investments (1)	40.2	41.6	48.1	50.7
	4,023.3	4,021.3	4,055.9	4,174.6
Payment service obligations	(3,674.2)	(3,691.7)	(3,737.1)	(3,864.9)
Assets in excess of payment service obligations	$349.1	$329.6	$318.8	$309.7

(1) Substantially restricted

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONSTANT CURRENCY MEASURES
(Unaudited)

(Amounts in millions)	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014

Total revenue, as reported (GAAP)	$372.4	$747.3
Foreign currency impact	(4.2)	(6.3)
Total revenue, constant currency adjusted	$368.2	$741.0
Prior year total revenue, as reported (GAAP)	$365.1	$705.6
Revenue change, as reported (GAAP)	2%	6%
Total revenue growth, constant currency adjusted	1%	5%

(Amounts in millions)	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014

Money transfer revenue, as reported (GAAP)	$328.3	$654.4
Foreign currency impact	(4.2)	(6.3)
Money transfer revenue, constant currency adjusted	$324.1	$648.1
Prior year money transfer revenues, as reported (GAAP)	$319.7	$614.1
Revenue change, as reported (GAAP)	3%	7%
Money transfer revenue growth, constant currency adjusted	1%	6%

TABLE EIGHT
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME and ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2014		2013
(Amounts in millions, except per share data)	Dollars	Diluted EPS Impact (1)	Dollars	Diluted EPS Impact (1)

Net income	$25.6	$0.40	$19.1	$0.27

Securities settlements	(22.4)	(0.35)	—	—
Other expenses (2)	20.7	0.32	5.6	0.08
Total adjustments (2)	(1.7)	(0.03)	5.6	0.08
Tax expense of adjustments (3)	(6.0)	(0.09)	(2.1)	(0.03)
Tax benefit from change to uncertain tax positions	—	—	—	—
Adjusted net income	$17.9	$0.28	$22.6	$0.32

Diluted weighted-average outstanding common shares and equivalents		63.8		71.8

	Six Months Ended June 30,
	2014		2013
(Amounts in millions, except per share data)	Dollars	Diluted EPS Impact (1)	Dollars	Diluted EPS Impact (1)

Net income	$64.6	$0.95	$6.5	$0.09

Securities settlements	(22.4)	(0.33)	—	—
Debt extinguishment (4)	—	—	45.3	0.63
Other expenses (2)	36.7	0.55	13.0	0.18
Total adjustments (2)	14.3	0.22	58.3	0.81
Tax expense of adjustments (3)	(11.8)	(0.19)	(22.2)	(0.31)
Tax benefit from change to uncertain tax positions	(22.9)	(0.33)	—	—
Adjusted net income	$44.2	$0.65	$42.6	$0.59

Diluted weighted-average outstanding common shares and equivalents		67.8		71.8

(1) EPS impact is calculated as total net income dollars divided by weighted-average diluted outstanding common shares and equivalents for the period.
(2) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(3) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(4) Debt extinguishment costs upon the termination of the Note Repurchase in connection with the 2013 Credit Agreement.
CONTACT: MoneyGram International, Inc.
         Investor Relations:
         Eric Dutcher, 214-999-7508
         edutcher@moneygram.com

         Media Relations:
         214-303-9923
         media@moneygram.com